EXHIBIT 99.1

FOR RELEASE: Thursday, January 30, 2025 at 4:30 PM (Eastern)

HOME FEDERAL BANCORP, INC. OF LOUISIANA REPORTS RESULTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2024

         Shreveport, Louisiana – January 30, 2025 – Home Federal Bancorp, Inc. of Louisiana (the “Company”) (Nasdaq: HFBL), the holding company of Home Federal Bank, reported net income for the three months ended December 31, 2024, of $1.02 million compared to net income of $1.00 million reported for the three months ended December 31, 2023. The Company’s basic and diluted earnings per share were $0.33 for the three months ended December 31, 2024 and December 31, 2023. The Company reported net income of $2.0 million for the six months ended December 31, 2024, compared to $2.2 million for the six months ended December 31, 2023. The Company’s basic and diluted earnings per share were $0.64 for the six months ended December 31, 2024 compared to $0.73 and $0.72, respectively, for the six months ended December 31, 2023.

     The Company reported the following highlights during the six months ended December 31, 2024:

●	Nonperforming assets totaled $1.8 million, or 0.30% of total assets at December 31, 2024 compared to $1.9 million, or 0.30% of total assets, at June 30, 2024.
●	There were no advances from the FHLB at December 31, 2024 or June 30, 2024.
●	Other borrowings totaled $4.0 million at December 31, 2024 compared to $7.0 million at June 30, 2024.

         The increase in net income for the three months ended December 31, 2024, as compared to the same period in 2023 resulted primarily from a decrease of $413,000, or 9.7%, in non-interest expense and an increase of $351,000, or 256.2%, in non-interest income, partially offset by an increase of $383,000, or 195.4%, in provision for income taxes, a decrease of $303,000, or 6.2%, in net interest income, and an increase of $61,000, or 381.3%, in the provision for credit losses. The decrease in net interest income for the three months ended December 31, 2024, as compared to the same period in 2023, was primarily due to a decrease of $422,000, or 5.2%, in total interest income, partially offset by a decrease of $119,000, or 3.7%, in total interest expense. The Company’s average interest rate spread was 2.40% for the three months ended December 31, 2024, compared to 2.45% for the three months ended December 31, 2023. The Company’s net interest margin was 3.12% for the three months ended December 31, 2024, compared to 3.14% for the three months ended December 31, 2023.

         The decrease in net income for the six months ended December 31, 2024, as compared to the same period in 2023 resulted primarily from a decrease of $1.2 million, or 11.4%, in net interest income and an increase of $71,000, or 62.3%, in provision for income taxes, partially offset by a decrease of $591,000, or 7.0%, in non-interest expense, an increase of $216,000, or 37.8%, in non-interest income, and an increase of $162,000 in the recovery of credit losses. The decrease in net interest income for the six months ended December 31, 2024, as compared to the same period in 2023, was primarily due to a decrease of $755,000, or 4.7%, in total interest income and an increase of $405,000, or 6.8%, in total interest expense. The Company’s average interest rate spread was 2.32% for the six months ended December 31, 2024 compared to 2.60% for the six months ended December 31, 2023. The Company’s net interest margin was 3.06% for the six months ended December 31, 2024 compared to 3.26% for the six months ended December 31, 2023.

         The following tables set forth the Company’s average balances and average yields earned and rates paid on its interest-earning assets and interest-bearing liabilities for the periods indicated.

	For the Three Months Ended December 31,
	2024		2023
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$457,553	5.89%	$507,844	5.78%
Investment securities	96,715	2.19	109,485	2.43
Interest-earning deposits	29,653	4.47	1,751	2.95
Total interest-earning assets	$583,921	5.20%	$619,080	5.18%

Interest-bearing liabilities:
Savings accounts	$90,696	1.71%	$73,228	0.40%
NOW accounts	70,685	1.26	65,252	0.43
Money market accounts	79,365	2.21	95,763	2.49
Certificates of deposit	188,929	4.03	212,792	4.01
Total interest-bearing deposits	429,675	2.75	447,035	2.57
Other bank borrowings	4,489	7.16	9,202	8.58
FHLB advances	-	-	5,379	5.75
Total interest-bearing liabilities	$434,164	2.80%	$461,616	2.73%

	For the Six Months Ended December 31,
	2024		2023
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$461,531	5.88%	$503,043	5.79%
Investment securities	96,732	2.14	111,535	2.46
Interest-earning deposits	27,635	4.81	5,843	3.43
Total interest-earning assets	$585,898	5.21%	$620,421	5.16%

Interest-bearing liabilities:
Savings accounts	$86,626	1.66%	$75,900	0.39%
NOW accounts	71,736	1.18	66,639	0.41
Money market accounts	77,290	2.29	102,327	2.37
Certificates of deposit	196,443	4.17	203,779	3.88
Total interest-bearing deposits	432,095	2.83	448,645	2.43
Other bank borrowings	5,239	7.50	8,928	8.47
FHLB advances	-	-	3,259	5.66
Total interest-bearing liabilities	$437,334	2.89%	$460,832	2.57%

         The $351,000 increase in non-interest income for the three months ended December 31, 2024, compared to the prior year quarterly period, was primarily due to a decrease of $369,000 in loss on sale of real estate, an increase of $62,000 in other non-interest income, and an increase of $2,000 in income on bank owned life insurance, partially offset by a decrease of $71,000 in gain on sale of loans, an increase of $6,000 in loss on sale of securities, and a decrease of $5,000 in service charges on deposit accounts. The $216,000 increase in non-interest income for the six months ended December 31, 2024 compared to the prior year six-month period was primarily due to a decrease of $149,000 in loss on sale of real estate, an increase of $88,000 in other non-interest income, and an increase of $4,000 in income from bank owned life insurance, partially offset by a decrease of $14,000 in gain on sale of loans, an increase of $6,000 in loss on sale of securities, and a decrease of $5,000 in service charges on deposit accounts.

         The $413,000 decrease in non-interest expense for the three months ended December 31, 2024, compared to the same period in 2023, is primarily attributable to decreases of $163,000 in franchise and bank shares tax expense, $132,000 in other non-interest expense, $99,000 in compensation and benefits expense, $80,000 in audit and examination fees, $53,000 in professional fees, $38,000 in advertising expense, $33,000 in deposit insurance premium expense, $13,000 in amortization of core deposit intangible expense, $7,000 in occupancy and equipment expense, and $2,000 in loan and collection expense. The decreases were partially offset by an increase of $207,000 in data processing expense. The $591,000 decrease in non-interest expense for the six months ended December 31, 2024, compared to the same six-month period in 2023, is primarily attributable to decreases of $153,000 in compensation and benefits expense, $151,000 in franchise and bank shares tax expense, $124,000 in advertising expense, $105,000 in other non-interest expense, $96,000 in professional fees, $50,000 in audit and examination fees, $34,000 in loan and collection expense, $34,000 in deposit insurance premium expense, and $33,000 in amortization of core deposit intangible expense. The decreases were partially offset by increases of $180,000 in data processing expense and $9,000 in occupancy and equipment expense.

          Total assets decreased $29.7 million, or 4.7%, from $637.5 million at June 30, 2024 to $607.8 million at December 31, 2024. The decrease in assets was comprised of decreases in cash and cash equivalents of $15.4 million, or 44.1%, from $34.9 million at June 30, 2024 to $19.5 million at December 31, 2024, net loans receivable of $12.2 million, or 2.6%, from $470.9 million at June 30, 2024 to $458.7 million at December 31, 2024, loans-held-for-sale of $1.5 million, or 87.5%, from $1.7 million at June 30, 2024 to $216,000 at December 31, 2024, premises and equipment of $459,000, or 2.5%, from $18.3 million at June 30, 2024 to $17.8 million at December 31, 2024, real estate owned of $418,000, or 100.0% from $418,000 at June 30, 2024 to none at December 31, 2024, investment securities of $264,000, or 0.3%, from $96.0 million at June 30, 2024 to $95.7 million at December 31, 2024, and core deposit intangible of $146,000, or 12.2%, from $1.2 million at June 30, 2024 to $1.1 million at December 31, 2024, partially offset by increases in deferred tax asset of $357,000, or 30.2%, from $1.2 million at June 30, 2024 to $1.5 million at December 31, 2024, other assets of $195,000, or 14.4%, from $1.3 million at June 30, 2024 to $1.5 million at December 31, 2024, bank owned life insurance of $58,000, or 0.9%, from $6.81 million at June 30, 2024 to $6.87 million at December 31, 2024, and accrued interest receivable of $12,000, or 0.7%, from $1.78 million at June 30, 2024 to $1.79 million at December 31, 2024.

         Total liabilities decreased $30.9 million, or 5.3%, from $584.7 million at June 30, 2024 to $553.8 million at December 31, 2024. The decrease in liabilities was comprised of decreases in total deposits of $27.5 million, or 4.8%, from $574.0 million at June 30, 2024 to $546.5 million at December 31, 2024, other borrowings of $3.0 million, or 42.9%, from $7.0 million at June 30, 2024 to $4.0 million at December 31, 2024, advances from borrowers for taxes and insurance of $252,000, or 48.4%, from $521,000 at June 30, 2024 to $269,000 at December 31, 2024, and other accrued expenses and liabilities of $164,000, or 5.2%, from $3.2 million at June 30, 2024 to $3.0 million at December 31, 2024. The decrease in deposits resulted from decreases in certificates of deposit of $30.8 million, or 14.3%, from $214.9 million at June 30, 2024 to $184.1 million at December 31, 2024, money market deposits of $12.2 million, or 14.3%, from $85.5 million at June 30, 2024 to $73.3 million at December 31, 2024, and non-interest deposits of $1.9 million, or 1.5%, from $130.3 million at June 30, 2024 to $128.4 million at December 31, 2024, partially offset by increases in savings deposits of $16.7 million, or 21.7%, from $76.6 million at June 30, 2024 to $93.3 million at December 31, 2024, and NOW accounts of $796,000, or 1.2%, from $66.6 million at June 30, 2024 to $67.4 million at December 31, 2024. The Company had no balances in brokered deposits at December 31, 2024 or June 30, 2024.

         At December 31, 2024, the Company had $1.8 million of non-performing assets (defined as non-accruing loans, accruing loans 90 days or more past due, and other real estate owned) compared to $1.9 million on non-performing assets at June 30, 2024, consisting of five one-to-four family residential loans, five home equity loans, two commercial non-real estate loans, and one commercial real-estate loan at December 31, 2024, compared to five one-to-four family residential loans, four home equity loans, three commercial non-real estate loans, and three single-family residences in other real estate owned at June 30, 2024. At December 31, 2024 the Company had eight one-to-four family residential loans, five home equity loans, five commercial non-real-estate loans, two commercial real-estate loans, and one consumer loan classified as substandard, compared to six one-to-four family residential loans, five commercial non-real-estate loans, four home equity loans and one consumer loan classified as substandard at June 30, 2024. There were no loans classified as doubtful at December 31, 2024 or June 30, 2024.

        Shareholders’ equity increased $1.1 million, or 2.1%, from $52.8 million at June 30, 2024 to $53.9 million at December 31, 2024. The increase in shareholders’ equity was comprised of net income for the six-month period of $2.0 million, the vesting of restricted stock awards, stock options, and the release of employee stock ownership plan shares totaling $311,000, and proceeds from the issuance of common stock from the exercise of stock options of $19,000, partially offset by an increase in the Company’s accumulated other comprehensive loss of $10,000, dividends paid totaling $816,000, and stock repurchases of $335,000.

         Home Federal Bancorp, Inc. of Louisiana is the holding company for Home Federal Bank which conducts business from its ten full-service banking offices and home office in northwest Louisiana.

         Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe”, “expect”, “anticipate”, “estimate”, and “intend”, or future or conditional verbs such as “will”, “would”, “should”, “could”, or “may”. We undertake no obligation to update any forward-looking statements.

        In addition to factors previously disclosed in the reports filed by the Company with the Securities and Exchange Commission and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the strength of the United States economy in general and the strength of the local economies in which the Company conducts its operations; general economic conditions; legislative and regulatory changes; monetary and fiscal policies of the federal government; changes in tax policies, rates and regulations of federal, state and local tax authorities including the effects of the Tax Reform Act; changes in interest rates, deposit flows, the cost of funds, demand for loan products and the demand for financial services, competition, changes in the quality or composition of the Company’s loans, investment and mortgage-backed securities portfolios; geographic concentration of the Company’s business; fluctuations in real estate values; the adequacy of loan loss reserves; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; changes in accounting principles, policies or guidelines and other economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services and fees.

HOME FEDERAL BANCORP, INC. OF LOUISIANA
CONSOLIDATED BALANCE SHEETS (In thousands except share and per share data)

	December 31, 2024	June 30, 2024
	(Unaudited)
ASSETS

Cash and Cash Equivalents (Includes Interest-Bearing Deposits with Other Banks of $16,389 and $25,505 at December 31, 2024 and June 30, 2024, Respectively)	$19,540	$34,948
Securities Available-for-Sale (amortized cost December 31, 2024: $32,930; June 30, 2024: $30,348, Respectively)	29,607	27,037
Securities Held-to-Maturity (fair value December 31, 2024: $52,451; June 30, 2024: $54,450, Respectively)	64,431	67,302
Other Securities	1,651	1,614
Loans Held-for-Sale	216	1,733
Loans Receivable, Net of Allowance for Credit Losses (December 31, 2024: $4,749; June 30, 2024: $4,574, Respectively)	458,693	470,852
Accrued Interest Receivable	1,787	1,775
Premises and Equipment, Net	17,844	18,303
Bank Owned Life Insurance	6,868	6,810
Goodwill	2,990	2,990
Core Deposit Intangible	1,053	1,199
Deferred Tax Asset	1,538	1,181
Real Estate Owned	-	418
Other Assets	1,545	1,350

Total Assets	$607,763	$637,512

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES

Deposits:
Non-interest bearing	$128,439	$130,334
Interest-bearing	418,105	443,673
Total Deposits	546,544	574,007
Advances from Borrowers for Taxes and Insurance	269	521
Other Borrowings	4,000	7,000
Other Accrued Expenses and Liabilities	3,017	3,181

Total Liabilities	553,830	584,709

SHAREHOLDERS’ EQUITY

Preferred Stock - $0.01 Par Value; 10,000,000 Shares
Authorized: None Issued and Outstanding	-	-
Common Stock - $0.01 Par Value; 40,000,000 Shares Authorized: 3,132,764 and 3,142,168 Shares Issued and
Outstanding at December 31, 2024 and June 30, 2024, Respectively	32	32
Additional Paid-in Capital	42,010	41,739
Unearned ESOP Stock	(350)	(408)
Retained Earnings	14,866	14,055
Accumulated Other Comprehensive Loss	(2,625)	(2,615)

Total Shareholders’ Equity	53,933	52,803

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$607,763	$637,512

HOME FEDERAL BANCORP, INC. OF LOUISIANA CONSOLIDATED STATEMENTS OF INCOME (In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
Interest income
Loans, including fees	$6,791	$7,397	$13,686	$14,671
Investment securities	63	210	130	449
Mortgage-backed securities	470	460	913	933
Other interest-earning assets	334	13	670	101
Total interest income	7,658	8,080	15,399	16,154
Interest expense
Deposits	2,977	2,901	6,175	5,494
Federal Home Loan Bank borrowings	-	78	-	93
Other bank borrowings	81	198	198	381
Total interest expense	3,058	3,177	6,373	5,968
Net interest income	4,600	4,903	9,026	10,186

Provision for (recovery of) credit losses	45	(16)	(178)	(16)
Net interest income after provision for credit losses	4,555	4,919	9,204	10,202

Non-interest income
Loss on sale of real estate	(12)	(381)	(266)	(415)
Gain on sale of loans	5	76	101	115
Loss on sale of securities	(6)	-	(6)	-
Income on Bank-Owned Life Insurance	30	28	58	54
Service charges on deposit accounts	392	397	783	788
Other income	79	17	118	30

Total non-interest income	488	137	788	572

Non-interest expense
Compensation and benefits	2,229	2,328	4,531	4,684
Occupancy and equipment	537	544	1,101	1,092
Data processing	336	129	554	374
Audit and examination fees	191	271	323	373
Franchise and bank shares tax	1	164	169	320
Advertising	44	82	101	225
Legal fees	134	187	251	347
Loan and collection	30	32	58	92
Amortization Core Deposit Intangible	72	85	146	179
Deposit insurance premium	75	108	165	199
Other expenses	187	319	447	552

Total non-interest expense	3,836	4,249	7,846	8,437

Income before income taxes	1,207	807	2,146	2,337
Provision for income tax expense (benefit)	187	(196)	185	114

NET INCOME	$1,020	$1,003	$1,961	$2,223

EARNINGS PER SHARE
Basic	$0.33	$0.33	$0.64	$0.73
Diluted	$0.33	$0.33	$0.64	$0.72

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2024	2023	2024	2023

Selected Operating Ratios(1):
Average interest rate spread	2.40%	2.45%	2.32%	2.60%
Net interest margin	3.12%	3.14%	3.06%	3.26%
Return on average assets	0.65%	0.60%	0.62%	0.67%
Return on average equity	7.76%	7.81%	7.50%	8.64%

Asset Quality Ratios(2):
Non-performing assets as a percent of total assets	0.30%	0.34%	0.30%	0.34%
Allowance for credit losses as a percent of non-performing loans	260.70%	226.50%	260.70%	226.50%
Allowance for credit losses as a percent of total loans receivable	1.02%	1.00%	1.02%	1.00%

Per Share Data:
Shares outstanding at period end	3,132,764	3,143,532	3,132,764	3,143,532
Weighted average shares outstanding:
Basic	3,059,305	3,040,006	3,062,666	3,033,341
Diluted	3,075,221	3,085,271	3,077,371	3,096,546
Book value per share at period end	$17.22	$16.73	$17.22	$16.73
_____________________
(1) Ratios for the three and six month periods are annualized.
(2) Asset quality ratios are end of period ratios.

CONTACT:	James R. Barlow Chairman of the Board, President and Chief Executive Officer (318) 222-1145